UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
February 27, 2023
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Okta, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices)

(888) 722-7871
(Registrant's telephone number, including area code)

___________________________________

___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition
On March 1, 2023, Okta, Inc. (the "Company") issued a press release announcing its financial results for the fiscal quarter and year ended January 31, 2023.

A copy of the press release is attached as Exhibit 99.1.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 1, 2023, the Company announced that Jonathan Runyan is retiring from the role of General Counsel and Corporate Secretary effective as of March 3, 2023, following over eight years with the Company. In connection with Mr. Runyan’s resignation, the Company and Mr. Runyan have entered into a transition agreement dated February 27, 2023, pursuant to which he will serve the Company as an advisor through September 15, 2023.

Under the transition agreement entered into with Mr. Runyan, he will continue employment as an advisor through September 15, 2023, and be paid his annual base salary, be eligible for benefits and vest into Company equity awards, in each case, at the rate in effect prior to his resignation.

The Company also announced that Larissa Schwartz, age 51, will succeed Mr. Runyan and become the Company’s new Chief Legal Officer and Corporate Secretary on March 3, 2023. Ms. Schwartz has served with the Company since November 2015, including most recently as the Company’s Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary. From October 2012 through November 2015, Ms. Schwartz was Corporate Counsel at Jazz Pharmaceuticals, a biopharmaceutical company. Prior to that, Ms. Schwartz was a corporate attorney at the law firms of Fenwick & West LLP and Simpson Thacher & Bartlett LLP. Ms. Schwartz holds a Juris Doctor from University of Hawaii at Manoa, a Masters in Philosophy and a Masters of Arts from Yale University, and a Bachelor of Arts from Middlebury College.

There are no arrangements or understandings between Ms. Schwartz and any other persons pursuant to which she was appointed as the Chief Legal Officer and Corporate Secretary of the Company. There are no family relationships between Ms. Schwartz and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. Schwartz pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the material terms of the transition agreement with Mr. Runyan is qualified in its entirety by the complete terms of the agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending April 30, 2023.

Item 7.01 - Regulation FD Disclosures
On March 1, 2023, the Company posted supplemental investor materials on its investor.okta.com website. The Company uses its investor.okta.com and okta.com/blog websites as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s investor relations and okta.com/blog websites in addition to following its press releases, SEC filings and public conference calls and webcasts.

The information furnished in the current report on Form 8-K and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated March 1, 2023, issued by Okta, Inc.
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of March 2023.

Okta, Inc.

By:	/s/ Brett Tighe
Name:	Brett Tighe
Title:	Chief Financial Officer
(Principal Financial Officer)